Exhibit 23













                                  May 16, 2000

Alabama Power Company
600 North 18th Street
Birmingham, Alabama  35291

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Alabama Power Company (the "Company") dated May 11, 2000, relating to $250,000,000 aggregate principal amount of Series M 7.85% Senior Notes due May 15, 2003, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated May 11, 2000.

                                                     Very truly yours,


                                                     /s/Balch & Bingham LLP